                                                                   EXHIBIT 10.10


                                 LEASE AGREEMENT


                                   Dated as of

                               September 29, 2000



                                     between



                        AMEREN ENERGY GENERATING COMPANY


                                     LESSOR


                                       and


                        AMEREN ENERGY DEVELOPMENT COMPANY


                                     LESSEE

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.   Lease................................................................     1
     -----

2.   Term.................................................................     1
     ----

3.   Rent.................................................................     1
     ----

4.   Use..................................................................     2
     ---

5.   Delivery.............................................................     2
     --------

6.   Inspection and Information...........................................     2
     --------------------------

7.   Maintenance and Repair...............................................     2
     ----------------------

8.   Insurance............................................................     3
     ---------

9.   Return of Equipment..................................................     4
     -------------------

10.  Taxes................................................................     4
     -----

11.  Liens, Encumbrances and Rights of Others.............................     5
     ----------------------------------------

12.  Lessor's Payment.....................................................     6
     ----------------

13.  Warranties and Covenants of Lessor...................................     6
     ----------------------------------

14.  Indemnity............................................................     6
     ---------

15.  Default..............................................................     7
     -------

16.  Assignment by Lessor and Lessee......................................     8
     -------------------------------

17.  Lessee's Representations and Warranties..............................     9
     ---------------------------------------

18.  Nature of Lessee's Obligations.......................................     9
     ------------------------------

19.  Renewal..............................................................    10
     -------

20.  Identification.......................................................    11
     --------------

21.  Further Assurances...................................................    11
     ------------------

22.  Notices..............................................................    11
     -------

23.  Miscellaneous........................................................    12
     -------------

                                      (i)

                                LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease"), dated as of this 29th day of September, 2000, by and between Ameren Energy Generating Company, an Illinois corporation ("Lessor"), and Ameren Energy Development Company, an Illinois corporation ("Lessee").

                             W I T N E S S E T H:

     1.   Lease. Lessor hereby leases to Lessee, and Lessee hereby leases from
          -----
Lessor, three (3) simple cycle natural gas combustion turbine power plants and certain related equipment (herein collectively called the "Equipment") described in Schedule A attached hereto and incorporated herein by reference.

     2.   Term. The term of this Lease shall commence on September 29, 2000, and
          ----
shall continue for a term ending on September 30, 2015 (the "Term"), unless earlier terminated pursuant to the terms of this Lease, or unless extended for a renewal term or terms in accordance with Section 19 hereof. The term of this Lease, commencing on September 29, 2000 and ending September 30, 2015, is herein called the "Basic Term."

     3.   Rent. Subject to the terms and conditions of this Lease, Lessee hereby
          ----
agrees to pay Lessor rent for the Equipment throughout the Term of this Lease, payable to Lessor in arrears in monthly installments of the Payment Amounts set forth in the table below, with the first payment becoming due and payable on October 1, 2000, and each successive payment due on the first day of each month. The Payment Amount shall vary by year in accordance with the following schedule.

               Year                        Payment Amount ($)
               ----
                                           (monthly payment amounts)
                                           -------------------------

               2000                              $806,000
               2001                              $818,000
               2002                              $831,000
               2003                              $843,000
               2004                              $856,000
               2005                              $869,000
               2006                              $882,000
               2007                              $895,000
               2008                              $908,000
               2009                              $922,000
               2010                              $936,000
               2011                              $950,000
               2012                              $964,000
               2013                              $979,000
               2014                              $993,000
               2015                            $1,008,000

Unless otherwise instructed in writing by Lessor, all rent payments under this Section, and any additional payments hereunder, are to be made in immediately available funds and are to be paid to Lessor electronically in accordance with written instructions to be provided by Lessor.

     4.   Use. Lessee will cause the Equipment to be operated in accordance with
          ---
sound utility practice, by competent and duly qualified personnel only, in accordance with the original manufacturer's recommendations, and in accordance with applicable governmental regulations, if any. Lessee will use the Equipment for business purposes only and will not change the location of the Equipment from the plant site of Midwest Electric Power, Inc. located near Joppa, Illinois ("Facility") without the prior written consent of Lessor.

     5.   Delivery. Lessee hereby represents, warrants and confirms to Lessor
          --------
that the Equipment covered by this Lease has been duly delivered by Lessor to the Facility, and that the Equipment is accepted by Lessee and Lessee releases Lessor from all defects, vices or lack of fitness for use, whether or not discoverable as of the date hereof, and that the Equipment is free and clear of all liens, encumbrances and rights of others whatsoever, except for Permitted Liens (as defined in Section 11 hereof), provided, however, that nothing
                                         --------  -------
contained in this Lease shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to the Equipment against the seller or any manufacturer of, or the installer of, the Equipment or any part thereof.

     6.   Inspection and Information. Lessee agrees that Lessor or its
          --------------------------
authorized representatives may at all reasonable times inspect the Equipment and the books and records of Lessee relative thereto, but that Lessor shall have no duty to make any such inspection and shall incur no liability by reason of not making the same. In order to conduct the inspections provided for in this Section, Lessee shall provide Lessor and its representatives with reasonable access to the Facility and Lessee's premises. In order to insure access to the Facility, Lessee shall cause the owner of the Facility to provide Lessor an easement, in form acceptable to Lessor.

     7.   Maintenance and Repair.
          ----------------------

     (a) Lessee, at its own expense, will keep and maintain, or cause to be kept and maintained, the Equipment in good operating condition, and will provide all maintenance and service and make all repairs necessary for such purpose. In addition, if any parts or accessories forming part of the Equipment shall from time to time become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Lessee, at its own expense, will within a reasonable time replace such parts or accessories, or cause the same to be replaced, by replacement parts or accessories which are free and clear of all liens, encumbrances or rights of others and have a value and utility at least equal to the parts or accessories replaced. All replacement parts and accessories shall immediately become the property of Lessor and part of the Equipment for all purposes hereof; but the parts or accessories replaced thereby shall no longer be the property of Lessor. Lessee may also, from time to time, add further parts or accessories to the Equipment, provided that such addition does not impair the value or utility of the Equipment; and any parts or accessories so added to such item of Equipment, if not required to be added as a replacement as above provided, shall remain the property of Lessee or other owner thereof and may be removed by Lessee at any time prior to the expiration of this Lease, provided such removal does not impair the value, utility or ability to operate the Equipment (as would have been the case, if such addition had not been made) and no Event of Default hereunder shall then have occurred and be continuing. Any parts or accessories not removed from the Equipment within a reasonable time after the expiration or earlier termination of this Lease, shall become the property of Lessor.

     (b) Pursuant to its power supply agreement with Ameren Energy Marketing Company executed as of the date hereof, Lessee is required to establish a separate reserve account to be used for actual major maintenance expenditures on the Equipment. The parties agree that this account, and any similar arrangements with other power supply customers relating to maintenance of the Equipment, shall be established at a bank or other financial institution acceptable to both parties. Upon a failure by Lessee to fulfill its maintenance obligations as provided for in this Agreement, Lessor may draw upon this account(s) in order to perform any required maintenance, although it is under no obligation to do so.

     8.   Insurance. Lessee will cause to be carried and maintained on the
          ---------
Equipment, at its own cost and expense, insurance in such amounts, against such risks, in such form and with such insurance companies, and underwriters that are licensed to do business in the State of Illinois and have an A.M. Best rating of "A" or better as Lessee would, in the prudent management of its properties, maintain or cause to be maintained with respect to similar equipment owned by it; provided, however, that the amount of property damage insurance in effect
    --------  -------
for the Equipment, from time to time, shall in no event be less than the replacement value of the Equipment as of the immediately preceding rent payment date. All insurance policies (including liability policies) shall name Lessor and Lessee, as additional insureds on a primary and non-contributory basis and provide for payment to Lessor regardless of any breach by Lessee of any warranty, declaration or condition in such insurance policies. Unless Lessor shall otherwise agree in writing, each liability policy shall provide for all losses to be paid on behalf of Lessor and Lessee, as their interests may appear and each property damage policy shall provide for all losses to be payable to Lessee and Lessor as their respective interests may appear. With respect to proceeds received under property damage policies, any such proceeds resulting from a loss other than an actual or constructive total loss of the Equipment will be applied, in payment for repairs or for replacement property, in accordance with the terms of Section 7 hereof, if not already paid for by Lessee, and will be paid to Lessee if Lessee has already paid for repairs or for replacement property. Lessee will cause each insurer under a policy required by the terms of this Section 8 to agree (either by endorsement upon such policy or by letter addressed to Lessor) to give Lessor at least 30 days' prior written notice of any alteration, materially adverse to the interests of the Lessor, in the terms of such policy, or of the cancellation thereof in whole or in part. Lessee agrees to provide to Lessor, upon Lessor's request, copies of all insurance policies relating to the Equipment.

Lessee agrees to furnish to Lessor, on the date hereof and on or before each anniversary date hereof during the Term, a report signed by an independent insurance broker, appointed by Lessee and acceptable to Lessor, stating that (1) in the opinion of said insurance broker the insurance carried and maintained by Lessee on the Equipment fully complies with the provisions of this Section 8 and
(2) identifying the insurance carriers with which such insurance has been placed, concisely describing the terms of the respective insurance policies placed with such insurance carriers, and stating that, in his or her opinion, such insurance carriers are reputable, financially responsible and fully able to perform their responsibilities under such insurance policies;

Lessee also agrees (A) to notify Lessor in writing of any change in the identity of any insurance carrier hereunder within 30 days of such change; and (B) within 30 days of receipt by Lessee from Lessor of written notice (which notice may be given at any time by Lessor) to the effect that a named insurance carrier is not acceptable to Lessor due to the risk of insolvency or restrictive governmental action, to take such action as may be necessary to place the insurance provided by such unacceptable carrier with an alternate insurance carrier and thereafter to notify Lessor in writing of the change of insurance carriers so affected in accordance with clause (A) above.

     9.   Return of Equipment. Upon the expiration or earlier termination of
          -------------------
this Lease or upon the exercise of the remedy specified in paragraph (a) of
Section 15 hereof, Lessee, at its own expense, will, if Lessor so requests, completely disconnect the Equipment from Lessee's system which will be done, at Lessor's option, by Lessee or by a third party mutually agreed upon by both parties. In addition, Lessee shall take such action as may be necessary or desirable to prepare the Equipment for removal and shipment and return the Equipment forthwith to Lessor by whichever of the following means Lessor may specify: (i) the delivery of the Equipment at Lessee's premises, (ii) the delivery of the Equipment at such other location as Lessor shall designate which is reasonably convenient to Lessor and Lessee or (iii) the loading of the Equipment on board such common carrier as Lessor shall specify and the shipping of the Equipment, freight collect (except where an Event of Default shall have occurred and be continuing, in which case, freight will be paid by Lessee) to such destination as Lessor may designate. Upon any such return of the Equipment, Lessee agrees that there will be removed from such Equipment any name or other identification of Lessee thereon and that such Equipment will be in the same condition as when delivered to Lessee hereunder (except for such dismantling as may be necessary for removal and shipment and for ordinary wear and tear) and free and clear of all liens, encumbrances or rights of others whatsoever except Permitted Liens (as defined in Section 11 hereof).

     10.  Taxes. Lessee agrees to pay, and to indemnify and hold Lessor,
          -----
harmless from all license and registration fees and all taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever (together with any penalties, fines or interest thereon) incurred during the term of this Lease and imposed against the Lessor, Lessee, or the Equipment by any federal, state or local government or taxing authority upon, or with respect to, the Equipment or any portion thereof or any interest therein, or upon the purchase, ownership, delivery, leasing, possession, use, operation, return or other disposition thereof, or upon the rentals, receipts or earnings arising therefrom or upon or with respect to this Lease; provided that the foregoing indemnity shall not
                            --------
apply to any of the following taxes imposed on Lessor by the Federal government or by any state or subdivision thereof; (i) any tax measured by the net income of Lessor from the leasing of the Equipment or from the sale, exchange or other disposition of the Equipment prior to any Event of Default under this Lease Agreement, or (ii) any tax on or measured by any fees or compensation received by Lessor for services rendered in connection with the transactions contemplated hereby.

If a claim is made against Lessor for any such tax or other imposition with respect to which the Lessee is liable for a payment or indemnity hereunder, the Lessor shall, within thirty (30) days, give the Lessee notice, in writing, of such claim. If reasonably requested by the Lessee, in writing, Lessor, at the Lessee's expense, shall, in good faith, contest in the name of the Lessee or

Lessor, the validity, applicability or amount of such tax or other imposition by
(i) resisting payment thereof if practicable, (ii) not paying the same except under protest, if protest is necessary and proper, and (iii) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; provided, that Lessor shall not be
                                         --------
required to take any action pursuant to this sentence unless and until it shall have received from the Lessee a bond or other indemnity satisfactory to it (including, without limitation, indemnification for all costs, expenses, losses, legal and accounting fees and disbursements, penalties and interest) and shall have determined that the action to be taken will not result in the sale, forfeiture or loss of the Equipment, any part thereof or any interest therein. If Lessor shall obtain a refund of any tax or other imposition fairly attributable to any amount paid by the Lessee, pursuant to this Section 10, Lessor shall not be deemed to be in default under any of the indemnification provisions of this Section 10, so long as it (or Lessor, as provided above) is diligently prosecuting any contest referred to herein. In case any report or return is required to be made with respect to any obligation of Lessee under this Section 10 or arising out of this Section 10, Lessee will either make such report or return to Lessor or will notify Lessor of such requirement and make such report or return in such manner as shall be satisfactory to Lessor.

All amounts payable by Lessee, pursuant to this Section 10, shall be payable, to the extent not theretofore paid, on written demand by the party entitled to indemnification unless, and only to the extent that, any such tax, levy, impost, duty, charge or withholding is being contested in good faith and by appropriate proceedings so long as such proceedings do not involve any danger of the sale, forfeiture or loss of the Equipment, any portion thereof or any interest therein. All the indemnities contained in this Section 10 shall continue in full force and effect, notwithstanding the expiration or other termination of this Lease and are expressly made for the benefit of, and shall be enforceable by, Lessor and its respective successors, assigns, agents and servants.

     11.  Liens, Encumbrances and Rights of Others. Lessee will not directly or
          ----------------------------------------
indirectly create, incur, assume or suffer to exist any mortgage, pledge, lien, attachment, charge, encumbrance or right of others whatsoever on or with respect to any Equipment, title thereto or any interest therein, except (i) the respective rights of Lessor and Lessee as herein provided, (ii) liens or encumbrances which result from claims against Lessor not related to the ownership of the Equipment, (iii) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings and (iv) inchoate materialmen's, mechanics', workmen's, repairmen's or employees' liens or other like liens arising in the ordinary course of business and securing obligations which are not delinquent (the liens described in clauses (i) through (iv) of this Section 11 being herein called "Permitted Liens"). Lessee will promptly notify Lessor, in writing, and will promptly, at Lessee's expense, cause any such mortgage, pledge, lien, attachment, charge, encumbrance or right of others not excepted above which may arise at any time to be duly discharged, dismissed, removed or bonded in a manner satisfactory to Lessor as soon as possible, but in any event, within thirty (30) days after the existence of the same shall have first become known to Lessee.

     12.  Lessor's Payment. If Lessee fails to make any payment of rent required
          ----------------
to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at a rate of 1 1/2 percent per month, shall be deemed additional rent, payable by Lessee upon demand, but Lessor shall have no obligation to pay any rent or to perform or comply with any of Lessee's agreements.

     13.  Warranties and Covenants of Lessor. LESSOR HAS NOT MADE OR SHALL BE
          ----------------------------------
DEEMED TO MAKE OR HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, DESIGN, OPERATION OR FITNESS FOR USE OF THE EQUIPMENT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT. None of the provisions of this Section 13 or another provision of this Lease shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations of the seller, or any refurbisher of, any manufacturer of, or the installer of, any part of the Equipment. Lessor hereby assigns or otherwise makes available to Lessee such rights as Lessor may have under any warranty made by the seller or any manufacturer of, or the installer of, any item of Equipment, provided however, that such rights shall automatically revert to Lessor upon the occurrence and during the continuance of an Event of Default or upon the return of the Equipment to Lessor under Section 9 hereof. Lessor hereby covenants that, so long as the Lessee makes timely payments of rent and fully performs all obligations hereunder, Lessor shall not hinder or interfere with Lessee's peaceable and quiet enjoyment of the possession and use of the Equipment.

     14.  Indemnity. Lessee does hereby assume liability for, and does hereby
          ---------
agree to indemnify, protect, save and keep harmless Lessor, and its respective successors, assigns, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted at any time (whether before, after or during the term of, this Lease) against Lessor, and in any way relating to or arising out of this Lease or the delivery, non-delivery, possession, use, operation, leasing, subleasing, condition, maintenance, repair, sale, return or other disposition of all or any part of the Equipment in accordance with the terms of this Lease (including, without limitation, any claim as the result of latent and other defects, whether or not discoverable by Lessor or Lessee, and any claim for patent, trademark or copyright infringement), except only that Lessee shall not be required to indemnify any such party for loss or liability resulting from the gross negligence or willful misconduct of or violation of law by such party or to indemnify any other person for loss or liability resulting from the action or inaction of Lessor or any other recipient of rental payments made by Lessee under this Lease in failing properly to apply rental payments made by Lessee. The obligations of Lessee under this Section 14 shall survive the expiration or earlier termination of this Lease.

     15.  Default. The following events shall constitute events of default
          -------
(herein called "Events of Default") hereunder: (i) within ten (10) days after the same shall become due, Lessee shall fail to make any payment of rent or additional rent due hereunder; or (ii) Lessee shall fail to make any other payment or perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder, and such failure shall continue unremedied for a period of twenty (20) days after written notice thereof by Lessor; or (iii) any representation or warranty made by Lessee herein or in any document or certificate furnished Lessor in connection herewith or pursuant hereto shall prove to have been incorrect when made in any material respect;
(iv)
failure to provide a report signed by an independent insurance broker in the form and with the required content and conclusion required by Section 8 of this Agreement; (v) a default by Lessee under the Power Supply Agreement dated as of the date hereof between Lessee and Ameren Energy Marketing Company or any other power supply agreement involving the sale of electricity generated by the Equipment, or (vi) Lessee shall become insolvent or bankrupt or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or a receiver shall be appointed for Lessee or for a substantial part of its property without its consent and shall not be dismissed for a period of thirty (30) days, or bankruptcy, reorganization or insolvency proceedings shall be instituted by or against Lessee and, if instituted against Lessee, shall not be dismissed for a period of thirty (30) days. Upon the occurrence of any Event of Default and at any time thereafter, so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default, and will give notice of such declaration of default to the Lessee, and at any time thereafter, so long as Lessee shall not have remedied all outstanding Events of Default, Lessor may do one or more of the following with respect to any or all of the Equipment as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect:

     (a) cause Lessee, upon the written demand of Lessor and at Lessee's expense, to promptly return any or all Equipment to Lessor at the location in the condition and otherwise in accordance with all of the terms of Section 9 hereof, or Lessor, at its option, may enter upon the premises where such Equipment is located and take immediate possession of and remove such Equipment by summary proceedings or otherwise, all without liability for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise, unless such damage to property was due to the gross negligence or willful misconduct of Lessor or Lessor's agent;

     (b) sell any or all of the Equipment at public or private sale and with or without notice to Lessee or advertisement, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle any or all of the Equipment as Lessor in its sole discretion may determine, all free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except to the extent required by paragraph (d) below, in the event Lessor elects to exercise its rights under said paragraph in lieu of its rights under paragraph (c) below;

     (c) in the event Lessor, pursuant to paragraph (b) above, shall have sold any or all of the Equipment, Lessor may, if it shall so elect, cause Lessee to pay Lessor, as liquidated damages for loss of a bargain and not as a penalty, any unpaid rent due, up to but not including the rent payment date (or the date which would have been such rent payment date, but for the termination of this Lease) next following the date of such sale, together with interest at the rate of twelve percent (12%) per annum on said amount from the date of such sale, until the date of actual payment.

     (d) Lessor may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Lease as to any or all Equipment; and/or

In addition, Lessee shall be liable for any and all unpaid additional rent due hereunder before, after or during the exercise of any of the foregoing remedies and for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of any Equipment in accordance with the terms of Section 9 hereof or in placing such Equipment in the condition required by said Section. At any sale of Equipment, pursuant to this Section, Lessor may bid for and purchase such Equipment. Except as otherwise expressly provided above, no remedy referred to in this Section is intended to be exclusive, but each shall be cumulative, and, in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor, of any or all such other remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damages as set forth in this Section or which may otherwise limit or modify any of Lessor's rights or remedies under this Section.

     16.  Assignment by Lessor and Lessee. Without the prior written consent of
          -------------------------------
Lessor, Lessee will not assign any of its rights hereunder, sublet any Equipment or otherwise permit any Equipment to be operated or used by, or in the possession of, anyone but Lessee; provided, however, that Lessee may enter into an agreement with Midwest Electric Power, Inc. to operate and maintain the Equipment provided the form of the agreement and any amendments thereto are approved by Lessor. Lessor may assign this Lease and any of its rights and obligations hereunder at any time without the consent of Lessee.

     17.  Lessee's Representations and Warranties. Lessee represents and
          ---------------------------------------
warrants that: (i) Lessee is a corporation duly organized and existing in good standing under the laws of the State of Illinois and is duly qualified to do business wherever necessary to carry on its present business and operations and to perform its obligations under this Lease; (ii) this Lease, (A) has been duly authorized by all necessary corporate action on the part of Lessee and does not require any stockholder approval, (B) does not contravene any law binding on Lessee or contravene Lessee's certificate of incorporation or by-laws and (C) does not constitute a violation by Lessee of, or result in any default by Lessee under, any indenture, credit agreement or other contractual agreement to which Lessee is a party or by which it is bound; (iii) neither the execution and delivery by Lessee of this Lease nor any of the actions contemplated to be taken by the Lessee at any time hereunder or thereunder require the consent or approval of, or the giving of notice to, any federal, state or foreign governmental authority, except with respect to appropriate action by (A) the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 and (B) by the Illinois Commerce Commission; and appropriate actions (sufficient to permit Lessee to engage, without further regulatory authorization, in any and all transactions which this Lease contemplates may be undertaken by Lessee) have been taken by such agencies and are in full force and effect; (iv) this Lease constitutes legal, valid and binding obligations of Lessee, enforceable against Lessee, in accordance with the respective terms hereof and thereof, subject to all applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors and lessors generally and subject to general equitable principles which may limit the right to obtain the remedy of specific performance, hereunder or thereunder;

(v) there are no pending or threatened actions or proceedings in which Lessee is named as a party before any court or administrative agency which, in the reasonable opinion of Lessee's management, might result in any material adverse effect on Lessee's financial condition or operations.

     18.  Nature of Lessee's Obligations. Lessee hereby agrees that, except as
          ------------------------------
herein provided, Lessee's obligation to pay rent and other amounts shall be absolute and unconditional under all circumstances, including, without limitation, the following circumstances: (i) any set-off, counterclaim, recoupment, defense (other than payment) or other right which Lessee may have against Lessor (with the exception stated in clause (iv) of this Section 18), the manufacturer, a contractor or anyone else for any reason whatsoever; (ii) any defect in the condition, design, operation or fitness for use of any Equipment or the existence of any liens, encumbrances or rights of others whatsoever with respect to such Equipment, whether or not resulting from claims against Lessor not related to the ownership of such Equipment (with the exception stated in clause (iv) of this Section 18); (iii) any damage to or loss or destruction of any Equipment; or (iv) any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever, except in the case where such interruption or cessation is the direct result of action by Lessor in violation of Lessor's covenant under Section 13 hereof with respect to Lessee's quiet enjoyment of the possession and use of the Equipment; or (v) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee; or (vi) any other event or circumstances whatsoever, whether or not similar to any of the foregoing. To the extent permitted by applicable law, Lessee hereby waives any and all rights which it may now have or which, at any time hereafter, may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender the lease of any Equipment hereof, except in accordance with the express terms hereof. Each rent or other payment made by Lessee hereunder shall be final and Lessee will not seek to recover all or any part of such payment from Lessor, for any reason whatsoever.

     19.  Renewal.
          -------

     (a)  If fair market rental value has been determined pursuant to paragraph
(b) of this Section 19 as of the end of the Basic Term, or if a right to renew has been exercised, as of the end of the then current renewal term, and if no Event of Default (or other event, which, after lapse of time or notice or both, would become an Event of Default) shall have occurred and be continuing and this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option, upon written notice to Lessor at least six (6) months prior to the expiration of such term to renew this Lease for a new renewal term of five (5) years commencing at the expiration of such term, in which case all of the provisions of this Lease shall be applicable during the new renewal term, except that rent payable during the new renewal term shall be the fair market rental value of the Equipment as of the end of such current term; provided, however,
                                                           --------  -------
that Lessee has no right to renew this Lease after the Basic Term for more than two (2) consecutive five-year renewal terms.

     (b) Not more than two (2) years nor less than one (1) year prior to the expiration of the Basic Term or, if the Lessee has renewed the Lease as provided in paragraph (a) of this Section 19, the current renewal term, Lessee may notify Lessor, in writing, that Lessee desires a determination of the fair market rental value of the Equipment as of the end of such term (except that no determination of fair market rental value shall be made as of the end of the second renewal term.) Thereafter, Lessor and Lessee shall consult for the purpose of determining the fair market rental value of the Equipment as of the end of such term, and any values agreed upon, in writing, shall constitute such fair market rental value for the purposes of this Section 19. If Lessor and Lessee fail to agree, Lessee may deliver to Lessor a notice requesting that the value be determined by a qualified independent appraiser appointed by mutual agreement. If a single appraiser shall have been appointed by mutual agreement, his determination of value shall be final. If no such appraiser is so appointed within ten (10) business days after such notice is given, Lessor and Lessee shall each appoint an independent appraiser within fifteen (15) business days after such notice is given, and the two (2) appraisers so appointed shall, within twenty (20) business days after such appointment, appoint a third independent appraiser. If no such third appraiser is appointed within twenty
(20) business days after such notice is given, either party may apply to any court having jurisdiction to make such appointment, and both parties shall be bound by any appointment made by such court. The appraisers so appointed shall be instructed to determine the fair market rental value of the Equipment within thirty (30) days after their appointment. The values determined by the three (3) appraisers shall be averaged, the determination which differs most from such average shall be excluded, the remaining two (2) determinations shall be averaged and such average shall be final. For purposes of this Section 19 and the computation of fair market rental value under Section 19 hereof, such fair market rental value shall be determined on the basis of, and shall be equal in amount to, the value which would obtain in an arm's-length transaction between an informed and willing lessee (including a lessee currently in possession or a used equipment or scrap dealer) and an informed and willing lessor under no compulsion to lease and, in such determination, costs of removal from the location of current use shall not be a deduction from such value. Lessee's request for a determination of fair market rental value shall not obligate Lessee to exercise any of the options provided in this Section but, whether or not any of such options is exercised, Lessee shall pay all costs and expenses of any appraisal pursuant to this paragraph (b).

     20.  Identification. Lessee agrees to place and maintain on each item of
          --------------
Equipment insignia, plates or other identification of a size reasonably acceptable to Lessor and in a conspicuous place reasonably satisfactory to Lessor, showing Lessor as owner-lessor.

     21.  Further Assurances. Lessee will promptly and duly execute and deliver
          ------------------
to Lessor such further documents and assurances and take such further action as Lessor may, from time to time, request in order to more effectively carry out the intent and purpose hereof and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Lessor hereby, including, without limitation, (i) the taking of any action necessary or appropriate to permit the Lessor to have access to the Equipment for the purpose of carrying out any of the provisions hereof, (ii) the filing or recording of this Lease (or any supplement or amendment hereto), or a financing or continuation statement with respect hereto or thereto, in accordance with the laws of any applicable jurisdictions and (iii) the taking of such further action as Lessor may deem desirable to fully protect Lessor's interest hereunder in accordance with the Uniform Commercial Code or other applicable law. Lessee hereby authorizes Lessor to effect any such filing or recording as aforesaid (including the filing of any such financing statements without the signature of Lessee), and, at the option of Lessor, Lessor's costs and expenses with respect thereto shall constitute additional rent, payable on demand.

     22.  Notices. All notices and other communications required hereunder shall
          -------
be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail, return receipt requested, or sent by telecopy with receipt confirmed by telephone, to the parties at the following addresses or to such other addresses as a party may from time to time notify the other parties.

                   (i)   If to Ameren Energy Generating Company, to:

                         Gary L. Rainwater
                         President
                         Ameren Energy Generating Company
                         One Ameren Plaza
                         1901 Chouteau Avenue
                         St. Louis, MO 63103
                         Telephone: (314)-554-4965
                         Fax: (314)-554-3066

                   (ii)  If to Ameren Energy Development Company, to:

                         R. Alan Kelley
                         Vice President
                         Ameren Energy Development Company
                         One Ameren Plaza
                         1901 Chouteau Avenue
                         St. Louis, MO 63103
                         Telephone: (314) 554-2849
                         Fax: (314) 554-2800

     23.  Miscellaneous. Any provision of this Lease which is prohibited or
          -------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument, in writing, signed by the party against which the enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in any Equipment, except as a lessee only. The captions in this Lease are for convenience of reference only and shall not define or limit the terms or provisions hereof. This Lease shall, in all respects, be governed by, and construed in accordance with, the laws of the State of Illinois, including all matters of construction, validity and performance. Notwithstanding any provision hereof to the contrary, any payment pursuant to this Lease, due on a day which is not a Business Day, may be paid by Lessee on the next day which is a Business Day without interest on that payment for the period from such due date to such date of payment; "Business Day," as used in this sentence, shall mean any day other than a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed by their duly authorized officers or representatives as of the day and year first above written.

                                         LESSOR:

                                         AMEREN ENERGY GENERATING COMPANY

                                         By: /s/ Gary L. Rainwater
                                             ----------------------------------
                                             Gary L. Rainwater, President

                                         LESSEE:

                                         AMEREN ENERGY DEVELOPMENT COMPANY

                                         By: /s/ Robert C. Porter
                                             ----------------------------------
                                             Robert C. Porter, Vice President

                                  SCHEDULE A

The following Equipment is included in this Agreement:

Combustion Turbine engines - GE model 7001B, serial numbers 237974, 237975,
237976
Generators - General Electric, serial numbers 335X126, 335X127, 335X128 Associated inlet structures
Associated inlet and exhaust structures
Associated gas conditioning equipment
Associated step-up transformers
Associated spare parts
Associated control equipment and instrumentation
Other miscellaneous Equipment that is associated exclusively with any or all of the above turbines or generators and that is not identified below.

The following property and materials are specifically excluded from the Lease. These items are owned by Midwest Electric Power, Inc. ("Midwest") and it is anticipated that Lessee will be provided access to these items pursuant to an operating and maintenance agreement to be executed between Midwest and Lessee.

Gas heating equipment
Gas metering equipment
Gas compression equipment
Station service transformers
Station service buildings
Process and fire water equipment
The site transmission bus
Land and landscaping
Fencing
Site lighting
Underground piping, cable and conduits